ENDORSEMENT
                    APPLICABLE TO GUARANTEED INTEREST ACCOUNT



DEFINITIONS

The following apply in addition to or in lieu of definitions in the Contract.

GUARANTEED INTEREST RATE

"Guaranteed Interest Rate" means the effective annual rate(s) at which interest accrues on amounts in the Guaranteed Interest Account.

INVESTMENT OPTION (SECTION 1.14)

"Investment Option" means a Separate Account or an Investment Fund of a Separate Account or each Guarantee Period in the Guaranteed Period Account (Separate Account No. 46) or the Guaranteed Interest Account.



GUARANTEED INTEREST ACCOUNT

Amounts allocated to the Guaranteed Interest Account will be credited with interest at effective annual rate(s) that we set. The Data pages show the annual rate(s) that applies.

Any amount held in the Guaranteed Interest Account becomes part of our general assets, which support the guarantees of the Contract and other contracts.

The amount in such Account at any time is equal to:

o   all  amounts that have been  allocated or  transferred to such Account, plus

o   the amount of any interest credited, less

o all amounts that have been withdrawn (including charges) or transferred from such Account.

PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.


GUARANTEED INTEREST RATE (SEE SECTION 2.01): [7% through April 1, 1998]

MINIMUM GUARANTEED INTEREST RATE (SEE SECTION 2.01): None



ALLOCATION OF CONTRIBUTIONS  (SEE SECTION 3.01):

Special Dollar Cost Averaging - Your initial Contribution has been allocated to the Guaranteed Interest Account under the Special Dollar Cost Averaging program. We will transfer Annuity Account Value out of the Guaranteed Interest Account into the Investment Funds on a monthly basis according to your instructions. All amounts will be transferred out of the Guaranteed Interest Account by the end of the first Contract Year. Thereafter the Guaranteed Interest Account will no longer be available for investment under this Certificate. Subsequent Contributions may not be allocated to the Guaranteed Interest Account. Your subsequent Contributions will be allocated to the Investment Funds and/or Guarantee Periods according to your instructions.


TRANSFER RULES (SEE SECTION 4.02): You may not transfer Annuity Account Value into the Guaranteed Interest Account. Any request by you to transfer Annuity Account Value out of the Guaranteed Interest Account (other than under the Special Dollar Cost Averaging program) will cancel the Special Dollar Cost Averaging program. Any Annuity Account Value remaining in the Guaranteed Interest Account will then be transferred out and allocated to the other Investment Options according to your instructions.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Any withdrawal from the Guaranteed Interest Account will cancel the Special Dollar Cost Averaging program. Any Annuity Account Value remaining in the Guaranteed Interest Account will then be transferred out and allocated to the other Investment Options according to your instructions.


No. 941CA/B

PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.


GUARANTEED INTEREST RATE (SEE SECTION 2.01): [7% through April 1, 1998]

MINIMUM GUARANTEED INTEREST RATE (SEE SECTION 2.01): None



ALLOCATION OF CONTRIBUTIONS  (SEE SECTION 3.01):

Special Dollar Cost Averaging - Your initial Contribution has been allocated to the Guaranteed Interest Account under the Special Dollar Cost Averaging program. We will transfer Annuity Account Value out of the Guaranteed Interest Account into the Investment Funds on a monthly basis according to your instructions. All amounts will be transferred out of the Guaranteed Interest Account by the end of the first Contract Year. Thereafter the Guaranteed Interest Account will no longer be available for investment under this Certificate. Subsequent Contributions may not be allocated to the Guaranteed Interest Account. Your subsequent Contributions will be allocated to the Investment Funds and/or Guarantee Periods according to your instructions.


TRANSFER RULES (SEE SECTION 4.02): You may not transfer Annuity Account Value into the Guaranteed Interest Account. Any request by you to transfer Annuity Account Value out of the Guaranteed Interest Account (other than under the Special Dollar Cost Averaging program) will cancel the Special Dollar Cost Averaging program. Any Annuity Account Value remaining in the Guaranteed Interest Account will then be transferred out and allocated to the other Investment Options according to your instructions.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Any withdrawal from the Guaranteed Interest Account will cancel the Special Dollar Cost Averaging program. Any Annuity Account Value remaining in the Guaranteed Interest Account will then be transferred out and allocated to the other Investment Options according to your instructions.


No. 94ICA/B